Exhibit 99.1

FOR IMMEDIATE RELEASE

VERENIUM AWARDED U.S. DEPARTMENT OF ENERGY FUNDING FOR DEMONSTRATION-SCALE FACILITY

— Provides additional support for process optimization —

CAMBRIDGE, Mass., April 22, 2010 — Verenium Corporation (NASDAQ: VRNM), a pioneer in the development of next-generation cellulosic ethanol and high-performance specialty enzymes, today announced that it has been awarded an additional $4.9 million from the U.S. Department of Energy (DOE) to fund ongoing activities at its demonstration-scale facility in Jennings, Louisiana. This cooperative agreement is an extension of the grant previously awarded to the Company in July of 2008 under a DOE program supporting the development of demonstration-scale cellulosic ethanol biorefinery plants.

“We are very pleased to receive this additional funding from the DOE, particularly given the critical work currently being performed at Jennings to optimize our cellulosic process,” said Carlos A. Riva, President and Chief Executive Officer at Verenium. “I believe this award demonstrates further the DOE’s support for our technology and commitment to developing a cellulosic ethanol supply industry.”

The Company plans to use the additional funds to support on-going cellulosic technology and process optimization at its Jennings, LA demonstration facility.

About Verenium

Verenium Corporation is a leader in the development and commercialization of cellulosic ethanol, an environmentally-friendly and renewable transportation fuel, as well as high-performance specialty enzymes for applications within the biofuels, industrial, and animal health markets. The Company possesses integrated, end-to-end capabilities and cutting-edge technology in pre-treatment, novel enzyme development, fermentation and project development for next-generation biofuels. Through Vercipia, a 50-50 joint venture with BP, the Company is moving rapidly to commercialize cellulosic technology for the production of ethanol from a wide array of non-food feedstocks, including dedicated energy crops, agricultural waste, and wood products. In addition to the vast potential for biofuels, a multitude of large-scale industrial opportunities exist for the Company for products derived from the production of low-cost, biomass-derived sugars.

Verenium’s Specialty Enzyme business harnesses the power of enzymes to create a broad range of specialty products to meet high-value commercial needs. Verenium’s world class R&D organization is renowned for its capabilities in the rapid screening, identification, and expression of enzymes-proteins that act as the catalysts of biochemical reactions. For more information on Verenium, visit http://www.verenium.com.

Forward Looking Statements

Statements in this press release that are not strictly historical are “forward-looking” and involve a high degree of risk and uncertainty. These include, but are not limited to, statements related to the Company’s lines of business, operations, capabilities, commercialization activities, joint ventures, cellulosic ethanol facilities, target markets and future financial performance, results and objectives, all of which are prospective. Such statements are only predictions, and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to the differences include, but are not limited to, risks associated with Verenium’s strategic focus, risks associated with Verenium’s technologies, risks associated with the costs, labor requirements and labor availability associated with Verenium’s demonstration plant, risks associated with Verenium’s ability to obtain additional capital to support its planned operations and financial obligations, risks associated with Verenium’s dependence on patents and proprietary rights, risks associated with Verenium’s protection and enforcement of its patents and proprietary rights, technological, regulatory, competitive and other risks related to development, production, and commercialization of cellulosic ethanol and other biofuels and the commercial prospects of those industries, Verenium’s dependence on existing collaboration, joint venture, manufacturing, and/or license agreements, and its ability to achieve milestones under existing and future collaboration agreements, the ability of Verenium and its partners to commercialize its technologies and products (including by obtaining any required regulatory approvals) using Verenium’s technologies and timing for launching any commercial products and projects, the ability of Verenium and its collaborators to market and sell any products that it or they commercialize, the development or availability of competitive products or technologies, the future ability of Verenium to enter into and/or maintain collaboration and joint venture agreements and licenses, changes in the U.S. or global energy markets and laws and regulations applicable to them, and risks and other uncertainties more fully described in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company’s annual report on Form 10-K for the year ended December 31, 2009 and any updates contained in its subsequently filed quarterly reports on Form 10-Q. These forward-looking statements speak only as of the date hereof, and the Company expressly disclaims any intent or obligation to update these forward-looking statements.

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Contacts:

Kelly Lindenboom	Sarah Carmody
Vice President, Corporate Communications	Manager, Corporate Communications
617-674-5335	617-674-5357
kelly.lindenboom@verenium.com	sarah.carmody@verenium.com